UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2009

GREATER CHINA MEDIA AND ENTERTAINMENT CORP.
(formerly AGA Resources, Inc.)

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-51781

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

9th Floor, Merrill Lynch Tower, Ji2  GongTiDong Road, Beijing,
China 100027

(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2222

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Greater China Media and Entertainment Corp., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors;Appointment of Certain Officers; Compensatory Arrangements of CertainOfficers.

On March 30, 2009, The Board of Directors of Greater China Media and Entertainment Corp. (the "Company") adopted the Greater China Media and Entertainment Corp. 2009 Stock Incentive Plan (the "Incentive Plan").  Stockholders of the Company holding a majority of the Company's voting securities approved the Incentive Plan by written consent in lieu of a meeting on March 30, 2009.

The purpose of the Incentive Plan is to continue to further the growth and development of the Company by affording an opportunity for stock ownership to selected employees, consultants and directors of the Company and its affiliates who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.  The Incentive Plan is also intended to (a) assist the Company in attracting new employees, consultants and directors and retaining existing employees, consultants and directors, (b) encourage growth of the Company through incentives that are consistent with the Company's goals, (c) provide incentives for individual performance and (d) promote teamwork.

Upon adoption of the Incentive Plan, The Board of Directors will administer the Incentive Plan. The Board of Directors has the full and exclusive right to grant and determine terms and conditions of all awards granted under the Incentive Plan and to prescribe, amend and rescind rules and regulations for administration of the Incentive Plan.  The Board of Directors may from time to time in its discretion determine which of the eligible employees, consultants and directors of the Company or its affiliates should receive awards, the type of awards to be granted, and, as applicable, the number of shares of common stock subject to the awards, the grant dates, the exercise or purchase price for shares subject to the awards, the vesting conditions and duration of the awards and the restrictions applicable to each grant of shares of common stock pursuant to the awards.  Each award will be evidenced by an award agreement.

The Board of Directors may grant stock options, stock appreciation rights, restricted stock, bonus stock or other stock-based awards under the Incentive Plan.  The Board of Directors has reserved a total of 6,000,000 shares of the Company's common stock for issuance under the Incentive Plan.  Shares of common stock subject to awards granted under the Incentive Plan that are cancelled, expire or are forfeited are available for re-grant under the Incentive Plan.

The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Incentive Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an award previously granted.  Unless the Company's stockholders shall have given their approval, The Board of Directors may not amend the Incentive Plan to (a) increase the maximum aggregate number of shares that may be issued under the Incentive Plan, (b) increase the maximum number of shares that may be issued under the Incentive Plan through ISOs, (c) change the class of individuals eligible to receive awards under the Incentive Plan or (d) make any other change that would require stockholder approval under any applicable law.

As of the date of this Current Report on Form 8-K, no awards have been granted under the Incentive Plan.

The description of the Incentive Plan set forth above is qualified in its entirety by reference to the full text of Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.                                           Exhibit Title

10.1                                Greater China Media and Entertainment Corp. 2009 Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater China Media and Entertainment Corp.

Date: April 3, 2009	By:	/s/ Liu, XiaoLin
Liu, XiaoLin
President